UNITED STATES
SECURITIES AND EXCHANGE
COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 2, 2010

MULTICELL TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-10221	52-1412493
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

68 Cumberland Street, Suite 301
Woonsocket, Island 02895
 (Address of principal executive offices, including zip code)

(401) 762-0045
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

November 2, 2010, MultiCell Technologies, Inc. (“MultiCell”) issued a press release announcing that MultiCell received a cash grant award in the amount of $733,437 under the U.S. government's Qualifying Therapeutic Discovery Project ("QTDP") program.  The QTDP program was created by Congress as part of the Patient Protection and Affordable Care Act, and provides a tax credit or grant equal to eligible costs and expenses for tax years 2009 and 2010.  MultiCell’s MCT-465 and MCT-475 drug development programs for the treatment of cancer and MCT-125 drug development for the treatment of fatigue in multiple sclerosis patients were qualified for certification under the QTDP program. A copy of the press release is attached to this report as Exhibit 99.1 and is incorporated into this Current Report on Form 8-K by reference.

Item 9.01	Exhibits

Exhibit No.	Description
99.1	Press Release dated November 2, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MULTICELL TECHNOLOGIES, INC.

Date: November 8, 2010	By:	/s/ W. Gerald Newmin
W. Gerald Newmin, Chief Executive Officer